SUB-ITEM 77I
Terms of new or amended securities


(1)	On April 7, 2017, 485BPOS, Accession No.
0000924211-17-000042, an amendment to the
registration statement of American Century Strategic
Asset Allocations, Inc., was filed with the Securities and Exchange Commission. This amendment registered the following new classes, all of which were effective April
10, 2017, and describes the characteristics of the new classes.

	Multi-Asset Income Fund
		R5 Class
		Y Class

	Strategic Allocation: Conservative Fund
		R5 Class

	Strategic Allocation: Moderate Fund
		R5 Class

	Strategic Allocation: Aggressive Fund
		R5 Class

(2)	Effective April 10, 2017 the following classes
were renamed.

	Global Allocation Fund
		Institutional Class renamed I Class

	Multi-Asset Income Fund
		Institutional Class renamed I Class

	Strategic Allocation: Conservative Fund
		Institutional Class renamed I Class

	Strategic Allocation: Moderate Fund
		Institutional Class renamed I Class

	Strategic Allocation: Aggressive Fund
		Institutional Class renamed I Class